Rule 424(b)(3)
                                        File No. 33-59559

PRICING SUPPLEMENT NO. 9 DATED JANUARY 9, 1996
(To Prospectus Dated June 26, 1995, as Supplemented August
16, 1995)

               COUNTRYWIDE FUNDING CORPORATION
                 MEDIUM-TERM NOTES, SERIES D
         DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
           PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
         AND INTEREST UNCONDITIONALLY GUARANTEED BY
             COUNTRYWIDE CREDIT INDUSTRIES, INC.
                      FIXED RATE NOTES

                   ----------------------

Trade Date:             January 9, 1996   Book Entry:   [x]
Issue Price:            100%              Certificated: [ ]
Original Issue Date:    January 12, 1996  Principal Amount:  $37,500,000
Stated Maturity Date:   January 15, 2003  Net Proceeds:      $37,275,000
Interest Rate:          6.28%             Specified Currency: U.S. Dollars

Exchange Rate Agent:    N/A

Minimum Denomination:   $100,000
Interest Payment Dates: January 15 and July 15
Record Dates:           December 31 and June 30

Redemption:                     Repayment:
  Check box opposite           Check box opposite
    applicable paragraph:        applicable paragraph:
  [x]  The Notes cannot be     [x]  The Notes cannot be
       redeemed prior to            repaid prior to
       maturity.                    maturity.
  [ ]  The Notes may be        [ ]  The Notes may be
       redeemed prior to            repaid prior to
       maturity.                    maturity.
  Initial Redemption Date:     Optional Repayment Dates:
  Initial Redemption
    Percentage:
  Annual Redemption
    Percentage Reduction,
    if any:

Additional/Other Terms:          N/A


                   ----------------------

     The Notes to which this Pricing Supplement relates will constitute unsecured and unsubordinated indebtedness of CFC and will rank pari passu in right of payment with CFC's other unsecured and unsubordinated indebtedness. As of November 30, 1995, the Guarantor did not have any secured indebtedness outstanding, and CFC had $1,023,295,327 aggregate principal amount of secured indebtedness outstanding. As of such date, CFC had $4,589,550,775 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked pari passu in right of payment with CFC's other unsecured and unsubordinated indebtedness and will rank pari passu in right of payment with the Notes to which this Pricing Supplement relates.

                                        Rule 424(b)(3)
                                        File No. 33-59559

PRICING SUPPLEMENT NO. 10 DATED JANUARY 9, 1996
(To Prospectus Dated June 26, 1995, as Supplemented August
16, 1995)

               COUNTRYWIDE FUNDING CORPORATION
                 MEDIUM-TERM NOTES, SERIES D
         DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
           PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
         AND INTEREST UNCONDITIONALLY GUARANTEED BY
             COUNTRYWIDE CREDIT INDUSTRIES, INC.
                      FIXED RATE NOTES

                   ----------------------

Trade Date:             January 9, 1996   Book Entry:   [x]
Issue Price:            100%              Certificated: [ ]
Original Issue Date:    January 12, 1996  Principal Amount:  $37,500,000
Stated Maturity Date:   January 15, 2003  Net Proceeds:      $37,275,000
Interest Rate:          6.28%             Specified Currency: U.S. Dollars

Exchange Rate Agent:    N/A

Minimum Denomination:   $100,000
Interest Payment Dates: January 15 and July 15
Record Dates:           December 31 and June 30

Redemption:                     Repayment:
  Check box opposite           Check box opposite
    applicable paragraph:        applicable paragraph:
  [x]  The Notes cannot be     [x]  The Notes cannot be
       redeemed prior to            repaid prior to
       maturity.                    maturity.
  [ ]  The Notes may be        [ ]  The Notes may be
       redeemed prior to            repaid prior to
       maturity.                    maturity.
  Initial Redemption Date:     Optional Repayment Dates:
  Initial Redemption
    Percentage:
  Annual Redemption
    Percentage Reduction,
    if any:

Additional/Other Terms:          N/A


                   ----------------------

     The Notes to which this Pricing Supplement relates will constitute unsecured and unsubordinated indebtedness of CFC and will rank pari passu in right of payment with CFC's other unsecured and unsubordinated indebtedness. As of November 30, 1995, the Guarantor did not have any secured indebtedness outstanding, and CFC had $1,023,295,327 aggregate principal amount of secured indebtedness outstanding. As of such date, CFC had $4,589,550,775 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked pari passu in right of payment with CFC's other unsecured and unsubordinated indebtedness and will rank pari passu in right of payment with the Notes to which this Pricing Supplement relates.

                                        Rule 424(b)(3)
                                        File No. 33-59559

PRICING SUPPLEMENT NO. 11 DATED JANUARY 9, 1996
(To Prospectus Dated June 26, 1995, as Supplemented August
16, 1995)

               COUNTRYWIDE FUNDING CORPORATION
                 MEDIUM-TERM NOTES, SERIES D
         DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
           PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
         AND INTEREST UNCONDITIONALLY GUARANTEED BY
             COUNTRYWIDE CREDIT INDUSTRIES, INC.
                      FIXED RATE NOTES

                   ----------------------

Trade Date:             January 9, 1996   Book Entry:   [x]
Issue Price:            100%              Certificated: [ ]
Original Issue Date:    January 12, 1996  Principal Amount:  $37,500,000
Stated Maturity Date:   January 15, 2003  Net Proceeds:      $37,275,000
Interest Rate:          6.28%             Specified Currency: U.S. Dollars

Exchange Rate Agent:    N/A

Minimum Denomination:   $100,000
Interest Payment Dates: January 15 and July 15
Record Dates:           December 31 and June 30

Redemption:                     Repayment:
  Check box opposite           Check box opposite
    applicable paragraph:        applicable paragraph:
  [x]  The Notes cannot be     [x]  The Notes cannot be
       redeemed prior to            repaid prior to
       maturity.                    maturity.
  [ ]  The Notes may be        [ ]  The Notes may be
       redeemed prior to            repaid prior to
       maturity.                    maturity.
  Initial Redemption Date:     Optional Repayment Dates:
  Initial Redemption
    Percentage:
  Annual Redemption
    Percentage Reduction,
    if any:

Additional/Other Terms:          N/A


                   ----------------------

     The Notes to which this Pricing Supplement relates will constitute unsecured and unsubordinated indebtedness of CFC and will rank pari passu in right of payment with CFC's other unsecured and unsubordinated indebtedness. As of November 30, 1995, the Guarantor did not have any secured indebtedness outstanding, and CFC had $1,023,295,327 aggregate principal amount of secured indebtedness outstanding. As of such date, CFC had $4,589,550,775 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked pari passu in right of payment with CFC's other unsecured and unsubordinated indebtedness and will rank pari passu in right of payment with the Notes to which this Pricing Supplement relates.

                                        Rule 424(b)(3)
                                        File No. 33-59559

PRICING SUPPLEMENT NO. 12 DATED JANUARY 9, 1996
(To Prospectus Dated June 26, 1995, as Supplemented August
16, 1995)

               COUNTRYWIDE FUNDING CORPORATION
                 MEDIUM-TERM NOTES, SERIES D
         DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
           PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
         AND INTEREST UNCONDITIONALLY GUARANTEED BY
             COUNTRYWIDE CREDIT INDUSTRIES, INC.
                      FIXED RATE NOTES

                   ----------------------

Trade Date:             January 9, 1996   Book Entry:   [x]
Issue Price:            100%              Certificated: [ ]
Original Issue Date:    January 12, 1996  Principal Amount:  $37,500,000
Stated Maturity Date:   January 15, 2003  Net Proceeds:      $37,275,000
Interest Rate:          6.28%             Specified Currency: U.S. Dollars

Exchange Rate Agent:    N/A

Minimum Denomination:   $100,000
Interest Payment Dates: January 15 and July 15
Record Dates:           December 31 and June 30

Redemption:                     Repayment:
  Check box opposite           Check box opposite
    applicable paragraph:        applicable paragraph:
  [x]  The Notes cannot be     [x]  The Notes cannot be
       redeemed prior to            repaid prior to
       maturity.                    maturity.
  [ ]  The Notes may be        [ ]  The Notes may be
       redeemed prior to            repaid prior to
       maturity.                    maturity.
  Initial Redemption Date:     Optional Repayment Dates:
  Initial Redemption
    Percentage:
  Annual Redemption
    Percentage Reduction,
    if any:

Additional/Other Terms:          N/A


                   ----------------------

     The Notes to which this Pricing Supplement relates will constitute unsecured and unsubordinated indebtedness of CFC and will rank pari passu in right of payment with CFC's other unsecured and unsubordinated indebtedness. As of November 30, 1995, the Guarantor did not have any secured indebtedness outstanding, and CFC had $1,023,295,327 aggregate principal amount of secured indebtedness outstanding. As of such date, CFC had $4,589,550,775 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked pari passu in right of payment with CFC's other unsecured and unsubordinated indebtedness and will rank pari passu in right of payment with the Notes to which this Pricing Supplement relates.